Consent of Independent Registered Public Accounting Firm
We hereby consent to the use in the Prospectus constituting a part of this Amendment No. 1 to Form S-1 of LMI Holdings, Inc. (Registration Statement No. 333-150358) of our report dated June 26, 2008, relating to the financial statements of Lebanon Mutual Insurance Company, which is contained in that Prospectus.
We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Beard Miller Company LLP
Beard Miller Company LLP
Harrisburg, Pennsylvania
June 26, 2008